UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2026
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	MPLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 16, 2026, MPLX GP LLC (“MPLX GP”), the general partner of MPLX LP (“MPLX” or the "Partnership"), appointed Erin M. Brzezinski as Vice President and Controller of MPLX GP, effective April 1, 2026. In this capacity, Ms. Brzezinski will be the Partnership’s principal accounting officer. Ms. Brzezinski will succeed Rebecca L. Iten, who will cease to serve as Vice President and Controller of MPLX GP, effective April 1, 2026, and will continue to serve in an accounting leadership role for the Partnership. This change will align the Partnership’s accounting leadership and operations with Marathon Petroleum Corporation’s (“MPC”) accounting function further strengthening the integration of financial reporting and technical accounting. Ms. Brzezinski currently serves as the principal accounting officer of MPC and will continue to serve in that role. Ms. Brzezinski will functionally report to C. Kristopher Hagedorn, MPLX GP’s Executive Vice President and Chief Financial Officer in her capacity as the MPLX principal accounting officer and will continue reporting to Maria A. Khoury, MPC’s Executive Vice President and Chief Financial Officer in her capacity as the MPC principal accounting officer.

Ms. Brzezinski, age 43, has served as the principal accounting officer and Vice President and Controller of MPC since January 2024. Prior to this appointment, she served as MPC’s Assistant Controller, Technical Accounting, since August 2021, having previously served as Manager, Accounting, since 2019. Before joining MPC, Ms. Brzezinski was Director, Assurance and Audit Services, at PricewaterhouseCoopers LLP, a professional services and accounting firm, beginning in 2018, and Senior Manager beginning in 2013. She was Manager, Technical Accounting, at Cooper Tire & Rubber Company, an automotive tire manufacturer, from 2011 to 2013. Prior to that, Ms. Brzezinski served in positions of increasing responsibility with PricewaterhouseCoopers LLP beginning in 2004.

MPLX does not directly employ any of the personnel responsible for managing and operating the MPLX business. Rather, MPLX contracts with MPC to provide the necessary personnel, all of whom are directly employed by MPC or one of its wholly owned subsidiaries. Ms. Brzezinski will continue to receive an annual base salary from MPC and participate in MPC’s annual cash bonus ("ACB") and long-term incentive ("LTI") programs. Descriptions of the ACB and LTI programs are included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2025 (the "2025 10-K"). Ms. Brzezinski will also continue to be eligible to participate in MPC’s other benefit plans and programs such as health and life insurance, income protection in a circumstance of long-term and short-term disability, and retirement and severance benefits plans, descriptions of which are included in the 2025 10-K.

Other than with respect to the compensation matters described above, there are no arrangements or understandings between Ms. Brzezinski and any other persons pursuant to which Ms. Brzezinski was appointed the principal accounting officer of MPLX. There are no family relationships between Ms. Brzezinski and any director or executive officer of MPLX.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: March 18, 2026	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Chief Legal Officer and Corporate Secretary